Exhibit 10.4

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of February 3, 2019, by and between Wade Miquelon (the “Executive”) and Jo-Ann Stores, LLC, an Ohio limited liability company (together with its subsidiaries and affiliates, the “Company”).

Recitals

WHEREAS, the Executive has been employed by the Company as its Chief Financial Officer pursuant to the terms of that certain severance agreement dated as of April 4, 2016 by and between the Executive and the Company (as amended and restated as of the date hereof, the “Severance Agreement”) and that certain Non-Qualified Stock Option Agreement of Jo-Ann Stores Holdings Inc., dated April 20, 2016 by and between the Executive and Jo-Ann Stores Holdings Inc., a Delaware corporation and the parent of the Company (“Holdings”) (the “2016 Option Agreement”); and

WHEREAS, this Agreement confirms the understanding reached between the Executive and the Company regarding the terms of the Executive’s continued employment with the Company as its President and Chief Executive Officer, effective as of February 3, 2019 (the “Effective Date”).

Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby continues to employs the Executive as of the Effective Date, and the Executive hereby agrees to such continued employment, upon the terms and conditions set forth herein. This Agreement, along with the Severance Agreement, the 2016 Option Agreement and that certain Non-Qualified Stock Option Agreement of Jo-Ann Stores Holdings Inc., dated as of the Effective Date by and between the Executive and Holdings (the “2019 Option Agreement” and, together with the 2016 Option Agreement, the “Option Agreements”), sets forth the terms and conditions of the Executive’s employment by the Company, represents the entire agreement of the parties with respect to that subject, and supersedes all prior understandings and agreements with respect to that subject.

2. Position and Duties.

(a) Position and Duties. The Executive shall be employed by the Company as President and Chief Executive Officer of the Company. The Executive shall perform all duties incidental to such positions which may be required by law and all such other duties as are properly required by the Company’s Board of Directors (the “Board”). The Executive shall report directly to the Board. In addition, as of the Effective Date, the Executive will be elected to the Board, and during the term of the Executive’s employment, the Board will propose the Executive for re-election to the Board.

(b) Engaging in Other Employment. While employed by the Company, the Executive shall devote the Executive’s full time and attention to the Company and its affiliates and shall not be employed by any other person or entity. Subject to Section 19 of this Agreement and Section 13 of the Severance Agreement, the Executive may reasonably participate as a member in community, civic, or similar organizations and may pursue personal investments, so long as such activities do not interfere with the performance of the Executive’s responsibilities as an employee in accordance with this Agreement, provided that the Executive may serve on corporate boards (other than the Board) with the approval of the Board, which approval shall not be unreasonably withheld (and for the avoidance of doubt, the Executive’s service on the board of Acadia Healthcare has been approved by the Board).

(c) Loyal and Conscientious Performance. The Executive shall act at all times in compliance with the policies, rules and decisions adopted from time to time by the Company, its Board and any employing affiliates and perform all the duties and obligations required of the Executive by this Agreement in a loyal and conscientious manner.

(d) Location. The Executive’s principal office shall be at the principal executive offices of the Company in Hudson, Ohio. Except for required business travel to an extent substantially consistent with the business travel obligations of other senior Company executives, the Executive will not be required to relocate to a new principal place of business that is more than fifty (50) miles (by straight line measurement) from such location.

3. Term of Employment. The term of the Executive’s employment pursuant to this Agreement shall commence on the Effective Date and end on the fifth anniversary of the Effective Date, unless terminated earlier by either party to this Agreement (the “Term”).

4. Base Salary. During the Term, the Company shall pay the Executive an annualized base salary (“Annual Base Salary”) at a rate of $825,000, payable in regular installments in accordance with the Company’s normal payroll practices. During the Term, the Annual Base Salary shall be reviewed by the Board or a committee thereof, for increase or decrease, at such time as the salaries of other senior executives of the Company are reviewed generally. If so adjusted, the Annual Base Salary shall be adjusted for all purposes of this Agreement. If Executive’s employment is terminated by either the Company or the Executive for any reason, the Company’s obligation to pay Annual Base Salary shall terminate immediately and the Company’s only obligation to provide compensation to the Executive shall be governed by the Severance Agreement.

5. Annual Incentive. For each fiscal year during the Term, the Executive shall be eligible to participate in an annual cash incentive plan under terms and conditions no less favorable than other senior executives of the Company; provided that the Executive’s “target” annual incentive opportunity shall be 100% of the Executive’s Annual Base Salary (or such other percentage as determined by the Board or a committee thereof from time to time) (the “Target Bonus”). The Executive’s payment under the annual incentive plan shall be based on meeting predetermined performance objectives established by the Board or a committee thereof, with a maximum annual incentive opportunity of 2.0x the Target Bonus. The annual incentive, if earned, will be paid to the Executive by the Company no later than two and a half months after the later of (i) the end of the applicable performance period, or (ii) the end of the calendar year in which the performance period ends. Nothing contained in this Section 5 will guarantee the Executive any specific amount of annual incentive compensation, or prevent the Board or a committee thereof from establishing performance goals and compensation targets applicable only to the Executive. If the Executive’s employment is terminated by either the Company or the Executive for any reason, the Company’s obligation to make incentive payments to the Executive shall terminate immediately and the Company’s only obligation to provide incentive compensation to the Executive shall be governed by the Severance Agreement.

6. Equity Incentive Plan. In consideration of the Executive’s agreement to enter into this Agreement with the Company, and for other good and valuable consideration, as of the Effective Date, the Company will grant to the Executive additional nonqualified stock options to purchase up to 2,600 shares of Holdings common stock, under the 2011 Stock Option Plan of Jo-Ann Stores Holdings Inc. (the “Plan”) and upon the terms and conditions set forth in the Plan and the 2019 Option Agreement (such that, together with the nonqualified stock options granted under the 2016 Option Agreement, the Executive shall hold options to purchase up to 6,600 shares of Holdings common stock). For the avoidance of doubt, such granted options will have an exercise price per share equal to the fair market value of a share of Holdings common stock on the grant date and shall become exercisable in installments over five years, subject to the Executive’s continued employment with the Company until the relevant vesting dates and other terms and conditions set forth in the Plan and the 2019 Option Agreement.

7. Benefits; Expense Reimbursements. During the Term, the Executive shall be eligible to participate in all welfare, perquisites, fringe benefit, qualified or nonqualified deferred compensation and retirement plans, and other benefit plans, practices, policies and programs, maintained by the Company applicable to senior executives of the Company generally, in each case as amended from time to time. For the avoidance of doubt, such benefits shall include an entitlement to twenty-seven (27) days of paid vacation in each full fiscal year. The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive during the Term in connection with carrying out the Executive’s duties hereunder in accordance with the Company’s policies, as may be in effect from time to time, for its senior executives generally.

8. Termination.

(a) Notwithstanding anything to the contrary contained herein, the Executive’s employment may be terminated prior to the end of the Term as follows:

(i) automatically, upon the death or “Disability” (as defined in the Severance Agreement) of the Executive;

(ii) by the Executive, for any reason or no reason, in which case the date of termination shall be the date specified in the notice of termination; and

(iii) by the Company for any reason or no reason, in which case the date of termination shall be the date specified in the notice of termination.

(b) Notwithstanding any other provision of this Agreement, upon the termination of the Executive’s employment for any reason, unless otherwise requested by the Board, the Executive shall immediately resign from all positions that the Executive holds or has ever held with the Company and its affiliated group (and with any other entities with respect to which the Company or its affiliates have requested the Executive to perform services). The Executive hereby agrees to execute any and all documentation to effectuate such resignations upon request by the Company, but the Executive shall be treated for all purposes as having so resigned upon termination of the Executive’s employment, regardless of when or whether the Executive executes any such documentation.

9. Effect of Termination. Upon any termination of employment, the Executive’s entitlement to severance payments and benefits shall be governed exclusively by the Severance Agreement, the Option Agreements and the terms of any other equity-based compensation awards granted to Executive by the Company or its affiliates.

10. Successors.

(a) This Agreement is personal to the Executive and is not assignable by the Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its affiliates, and their respective successors and assigns.

(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.

11. Notice. Any notice to be given hereunder by either party to the other must be in writing and be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

If to the Company or any affiliate:

Jo-Ann Stores, LLC

5555 Darrow Road

Hudson, OH 44326

Attention: General Counsel

Facsimile: (330) 463-6675

with copies to:

Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention: John Yoon

Facsimile: (310) 954-0404

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Bradd Williamson and Rifka Singer

Facsimile: (212) 751-4864

If to the Executive:

At the most recent contact information to be on file in the payroll records of the Company.

12. Waiver of Breach. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

13. Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

14. Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local, foreign or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

15. Employment at Will. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, or any of its affiliates, the employment of the Executive by the Company or any of its affiliates is “at will” and the Executive’s employment may be terminated at any time.

16. Amendment. No modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

17. Governing Law; Disputes.

(a) To the extent not preempted by the laws of the United States, the laws of the state of Ohio, applicable to contracts made and to be performed wholly within that state, shall be the controlling law in all matters relating to this Agreement.

(b) The parties agree that any dispute or controversy arising under or in connection with this Agreement shall be settled pursuant to the terms and conditions of Section 11 of the Severance Agreement.

18. Mitigation. In no event will the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and those amounts will not be reduced simply because the Executive obtains other employment.

19. Restrictive Covenants. The Executive acknowledges that on and following the Effective Date the Executive will be subject to restrictive covenants (the “Restrictive Covenants”) pursuant to Article IV of each of the Option Agreements. In consideration of the rights and benefits received under this Agreement, the Executive agrees that the Restrictive Covenants will be in full effect on and following the Effective Date, and in the event that any Option Agreement should ever terminate or be determined to be void or inapplicable, Article IV of such Option Agreement is hereby incorporated into this Agreement as if all of the provisions in Article IV were set forth as part of this Section 19. Moreover, in consideration of the rights and benefits received under this Agreement, the Executive agrees that the noncompetition covenant in Section 4.4(a) of each Option Agreement also shall apply to vendors to the Company with annual sales to the Company during the Company’s most recently completed fiscal year of $200,000 or more.

20. Section 409A. It is intended that the payments and benefits provided under this Agreement shall be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). This Agreement shall be construed, administered and governed in a manner that effects such intent. For purposes of Section 409A of the Code, in no event will any in-kind benefits or reimbursements to which the Executive may be entitled under this Agreement be provided after the end of the second calendar year following the year of the Executive’s Separation from Service (as defined in the Severance Agreement). Although the Company will use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A of the Code, the tax treatment of the benefits provided under this Agreement is not warranted or guaranteed. Neither the Company, its affiliates nor their respective directors, managers, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Executive (or any other individual claiming a benefit through the Executive) as a result of this Agreement. The amount of any in-kind benefits or reimbursement that the Executive may be provided under this Agreement during any calendar year shall not affect the in-kind benefits or reimbursements to be provided during any other calendar year, and any right that the Executive may have to in-kind benefits or reimbursements under this Agreement shall not be subject to liquidation or exchange for another benefit.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

JO-ANN STORES, LLC

By:	/s/ John Yoon
Name:	John Yoon
Title: Manager

EXECUTIVE

By:	/s/ Wade Miquelon
Wade Miquelon